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                                                                    EXHIBIT 99.1


                                 USA INTERACTIVE
                    Q&A Regarding VUE Securities Held by USA
                      As Filed with the SEC on June 3, 2002

On May 7, 2002, USA Interactive ("USA") completed its transaction with Vivendi Universal, S.A. ("Vivendi") to create a joint venture called Vivendi Universal Entertainment ("VUE"). As part of that transaction, all of the USA Entertainment group's assets were contributed to VUE in exchange for a $1.62 billion cash distribution and the following securities:

-    a $750 million face value Class A preferred interest in VUE;
-    a $1.75 billion face value Class B preferred interest in VUE; and
-    a 5.44% common interest in VUE.

In addition, USA has effectively retired 321 million USA shares formerly held by Vivendi. Vivendi received, in addition to the common interest in VUE described below, 60.5 million warrants to purchase USA common stock. Vivendi still holds
56.6 million USA shares, which number of shares are required to be held by Vivendi in connection with its obligations related to the Class B preferred interest in VUE (described in more detail below).

Since closing this transaction, USA has received questions from the investment community as to the nature of the securities received by USA. Some investors have asked about the details of the securities themselves; others have asked questions relating to Vivendi and its financial status. In order to comply with Regulation FD, USA is filing this document with the Securities and Exchange Commission in order to address these questions. By filing this document and answering some of these questions, USA in no way intends to make implications or suggestions concerning the financial health of Vivendi or any of its subsidiaries.

For purposes of this document, any references to obligations of or securities held by Vivendi also include obligations of or securities held by its subsidiaries, including those of Universal and certain special purposes entities described herein.

As filed with the Securities and Exchange Commission on June 3, 2002.
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USA INTERACTIVE
Q&A Regarding VUE Securities Held by USA

DESCRIBE VUE'S BUSINESS, STRUCTURE AND OWNERSHIP.
o VUE's properties consist mainly of Universal Studios, Theme Parks and the assets of the former USA Entertainment group. VUE is a Delaware limited liability limited partnership. Vivendi owns 93.06% of the common interest in VUE; the remainder of the common interest is owned by USA (5.44%) and Mr. Diller (1.5%).

DESCRIBE THE TERMS OF THE VUE SECURITIES USA RECEIVED IN THE TRANSACTION.
o The Class A preferred interest has a 5% annual accretion of its face value, accreting quarterly, and a 20-year term, to be settled in cash at its accreted face value at maturity. The Class A preferred interest is not subject to any puts or calls.
o The Class B preferred interest has a 1.4% annual accretion of its face value, accreting quarterly, and a 3.6% annual cash dividend, which is payable quarterly. USA and Vivendi have certain put and call rights, respectively, as follows: Commencing on the 20th anniversary of the closing, USA has a right to require Vivendi to purchase, and Vivendi has the right to purchase, the Class B preferred interest in exchange for 56.6 million USA shares (or such lesser number of shares equaling the then-accreted face value of the Class B preferred). Vivendi may, at its election, choose to meet part of its Class B preferred interest obligations with cash instead of USA common stock.
o The 5.44% common interest is generally callable by Vivendi after five years and puttable by USA after eight years. The common interest may be settled in either Vivendi stock or cash, at Vivendi's election, based generally on the private market value of the common interest, to be determined in an appraisal process involving investment bankers selected by USA and Vivendi. In the event that USA receives Vivendi shares in settlement of the common interest, USA will receive customary registration rights with respect to those shares.

HOW WILL THESE SECURITIES APPEAR ON USA'S BALANCE SHEET?
o The Class A preferred appears as a long-term investment in the noncurrent assets section of the balance sheet. The Class A preferred has a balance sheet carrying value of approximately $514 million, based on the present value of its accreted value in 20 years.
o The Class B preferred appears as a preferred interest exchangeable for common stock in the noncurrent assets section of the balance sheet. The Class B preferred has a balance sheet carrying value of approximately $1.43 billion, based on the average closing market value of 56.6 million USA shares on the two days before, the date of and the two days after the transaction announcement date.


As filed with the Securities and Exchange Commission on June 3, 2002.
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USA INTERACTIVE
Q&A Regarding VUE Securities Held by USA

o The common interest appears as a long-term investment in the noncurrent assets section of the balance sheet. The common interest has a balance sheet carrying value of $1 billion, based on an $18.4 billion value for the common equity of VUE.
o The values of these securities are presented on a pretax basis. Please see USA's proxy statement filed on March 25, 2002 in connection with the transaction for further details.

WHAT RESTRICTIONS DOES VIVENDI HAVE ON THE 56.6 MILLION USA SHARES RELATING TO THE CLASS B PREFERRED INTEREST?
o Vivendi is required to retain 56.6 million USA shares at all times, free from any liens (i.e., any pledges, encumbrances, security interests, options, calls or similar rights). In addition, Vivendi must hold 56.6 million shares (or sufficient cash or government securities to fulfill its obligations under USA's Class B preferred interest put) in special purpose entities, which under the terms of their organizational documents own no assets other than 56.6 million USA shares (or cash or government securities), may not incur debt or engage in any business activities other than fulfilling their obligations under USA's Class B preferred interest put and are required to maintain separate identities from Vivendi, all designed so that the USA shares (or cash or government securities) are available to satisfy Vivendi's obligations under the Class B preferred interest put.

WHAT WOULD HAPPEN TO USA'S SECURITIES IN VUE IN THE EVENT OF A CHANGE OF CONTROL AT VIVENDI OR AT VUE?
o In the event of a change of control of Vivendi or VUE, the preferred interests would remain outstanding as preferred interests of VUE. In the event of a change of control of VUE (not involving a change of control of Vivendi), USA would have tag along rights with respect to its common interest in VUE.

WHAT PROTECTIONS DOES USA HAVE WITH RESPECT TO THESE SECURITIES IN THE EVENT OF A VIVENDI INSOLVENCY?
o First, the Class A preferred, Class B preferred and common interests are obligations of VUE, not Vivendi. Accordingly, the preferred and common interests held by USA cannot be restructured or discharged in a Vivendi bankruptcy.
o USA's preferred interests in VUE are structurally senior to all of Vivendi's indebtedness, since USA's preferred interests rank senior to Vivendi's common interest in VUE. If Vivendi were to become insolvent, Vivendi's creditors would only have access to Vivendi's common interest and not to the underlying assets of


As filed with the Securities and Exchange Commission on June 3, 2002.
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USA INTERACTIVE
Q&A Regarding VUE Securities Held by USA

     VUE, and the preferred interests held by USA would continue to remain outstanding as obligations of VUE.
o In addition, because USA has a put with respect to the Class B preferred interest, and because Vivendi is required at all times to retain 56.6 million USA shares with the protections described above, USA believes that the value of the Class B preferred interest should be at least equal to the value of 56.6 million USA shares, not to exceed the accreted face value of the Class B preferred interest.
o Finally, as long as VUE remains solvent, USA's 5.44% common interest will continue to have value.

ARE THERE OTHER WAYS IN WHICH THE VALUE OF THE VUE SECURITIES ISSUED TO USA IS PROTECTED?
o There are a number of restrictions in place on VUE to protect USA's interests, including:
          -- There are significant restrictions on VUE's ability to incur debt. VUE is generally limited to $2.4 billion in debt (including the debt incurred to pay USA the $1.62 billion in cash at closing), which debt limit is significantly less than VUE's estimated valuation ranges of $12.4 to $17.5 billion, and $17.2 to $23.3 billion, based on analyses performed by financial advisors to USA's special committee and USA, respectively, at the time of the transaction (please refer to USA's proxy statement filed March 25, 2002 in connection with the transaction for further details);
          -- VUE is prohibited from issuing preferred or other equity securities in VUE other than securities that are junior to USA's preferred interests;
          -- VUE is prohibited from selling its assets unless (1) VUE retains or redeploys a significant portion of the proceeds AND (2) VUE's consolidated tangible net worth is at least $4 billion; and
          -- VUE cannot voluntarily liquidate or dissolve itself without USA's approval.
o In addition, in the event of a liquidation of VUE, USA's preferred interests would have priority against the assets of VUE over any common interests held by Vivendi or any other person.


As filed with the Securities and Exchange Commission on June 3, 2002.